UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

First Connecticut Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	6712	45-1496206
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

One Farm Glen Boulevard
Farmington, CT 06032
(860) 676-4600
(Address and telephone of
registrant’s principal executive offices)

First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan
(Full Title of the Plans)

Copies To:

John J. Patrick, Jr.	William W. Bouton III, Esq.
President and Chief Executive Officer	Hinckley, Allen & Snyder LLP
First Connecticut Bancorp, Inc.	20 Church Street
One Farm Glen Boulevard	Hartford, CT 06103
Farmington, CT 06032	(860) 331-2600
(860) 676-4600
(Address and telephone number of
registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price(2)	Registration Fee
Common Stock, $0.01 par value	2,503,228 shares (1)	$12.97 (2)	$32,466,867	$3,720.71

(1)
Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan (the “Incentive Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of First Connecticut Bancorp, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Estimated, pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. These shares are being registered based upon the average of the high and low prices per share of the common stock on the NASDAQ Global Market of $12.97 per share on September 4, 2012 (which is no earlier than 5 business days before filing date).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462 under the Securities Act.

TABLE OF CONTENTS
    PART I.
    Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.
    PART II.
    Item 3. Incorporation of Documents by Reference.
    Item 4. Description of Securities.
    Item 5. Interests of Named Experts and Counsel.
    Item 6. Indemnification of Directors and Officers.
    Item 7. Exemption From Registration Claimed.
    Item 8. List of Exhibits.Item
    9. Undertakings.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.2
EX-23.3

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Incentive Plan as specified by 17 C.F.R. Section 230.428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) prospectuses that meet the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference.

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

1.
the Registrant’s Form S-1 Registration Statement, as amended and declared effective on May 16, 2011 (Registration No. 333-171913), including all the consolidated financial statements for the Registrant contained therein;

2.
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (File No. 001-35209), filed with the Commission on March 28, 2012, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on June 6, 2012;

3.
the Registrant’s proxy statement for its annual meeting of shareholders to be held on July 11, 2012 (file No. 001-35209) filed with the Commission on June 6 , 2012, as amended by that certain Amendment No. 1 to Schedule 14A filed with the Commission on July 2, 2012;

4.
The Registrant’s Current Reports on Form 8-K filed with the Commission on January 12, 2012, January 31, 2012, March 5, 2012, April 24, 2012, April 27, 2012, May 2, 2012, May 25, 2012, July 2, 2012, July 12, 2012, July 25, 2012, July 30, 2012, August 15, 2012 and August 28, 2012;

5.	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

6.
the description of the Company’s common stock contained in the Registration Statement on Form S-1 originally filed with the Commission on January 28, 2011 (Commission File No. 333-171913), and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Article 12 of the Articles of Incorporation of First Connecticut Bancorp, Inc. (the “Company”) sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

The Company shall indemnify (1) its current and former directors and officers, whether serving the Company or at its request any other entity, to the fullest extent required or permitted by the Maryland General Corporation Laws now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of the Articles of Incorporation with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. List of Exhibits.

Exhibit		Reference to Prior Filing or
Number	Document	Exhibit No. attached hereto

4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of PricewaterhouseCoopers LLP	Exhibit 23.2
24.1	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-171913), originally filed by the Company under the Securities Act with the Commission on January 28, 2011, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference from the First Connecticut Bancorp, Inc. definitive proxy statement on Schedule 14A, Appendix A (Commission File 001-35209) filed with the Commission on June 6, 2012, as amended by that certain Amendment No. 1 to Schedule 14A filed with the Commission on July 2, 2012.

Item 9. Undertakings.

The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished in the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and (iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser; and

(5)
That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Farmington, Connecticut, on this 5th day of September, 2012.

First Connecticut Bancorp, Inc.

By: /s/ John J. Patrick, Jr.
John J. Patrick, Jr.
Chairman of the Board of Directors, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of First Connecticut Bancorp, Inc. (the “Company”) hereby severally constitute and appoint John J. Patrick, Jr. as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John J. Patrick, Jr. may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued upon the issuance of stock or exercise of stock options under the First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John J. Patrick, Jr. shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ John J. Patrick, Jr.
John J. Patrick, Jr.	Chairman of the Board of Directors, President and Chief Executive Officer
	(Principal Executive Officer)	September 5, 2012

/s/ Gregory A. White
Gregory A. White	Executive Vice President and
Chief Financial Officer
	(Principal Financial and Accounting Officer)	September 5, 2012

___________________________
Director
Ronald A Bucchi	Director

___________________________
John J. Carson	Director

/s/ David M. Drew
David M. Drew	Director	September 5, 2012

___________________________
Robert F. Edmunds, Jr.	Director

/s/ Kevin S. Ray
Kevin S. Ray	Director	September 5, 2012

/s/ Michael A. Ziebka
Michael A. Ziebka	Director	September 5, 2012

EXHIBIT INDEX

Exhibit		Reference to Prior Filing or
Number	Document	Exhibit No. attached hereto

4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	First Connecticut Bancorp, Inc. 2012 Stock Incentive Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of PricewaterhouseCoopers LLP	Exhibit 23.2
24.1	Power of Attorney	Contained on Signature Page

*
Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (Commission File No. 333-171913), originally filed by the Company under the Securities Act with the Commission on January 28, 2011, and all amendments or reports filed for the purpose of updating such description.

**
Incorporated by reference from the First Connecticut Bancorp, Inc. definitive proxy statement on Schedule 14A, Appendix A (Commission File 001-35209) filed with the Commission on June 6, 2012, as amended by that certain Amendment No. 1 to Schedule 14A filed with the Commission on July 2, 2012.